Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-120089) on Form S-8 of West Bancorporation, Inc. Employee Savings and Stock Ownership Plan of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of West Bancorporation, Inc. Employee Savings and Stock Ownership Plan which appears in this Annual Report on Form 11-K of West Bancorporation, Inc. Employee Savings and Stock Ownership Plan for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
June 25, 2010